EXHIBIT 16




                                        July 29, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549


Gentlemen:

We have read the statements made by Oregon Steel Mills, Inc.
(Commission File Number 1-9887) (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of July, 1996. We agree with the statements concerning our Firm in such Form 8-K.

                                        Very truly yours,

                                        /s/ Coopers & Lybrand L.L.P.